EXHIBIT 10.15.1

                    TRUST UNDER AGREEMENT WITH KATHRYN T.
               BOARDMAN, THOMAS R. HAVERS AND SUSAN D. STRUBLE


      This Trust Agreement is made this 20th day of December, 1995, by and between THE MERCHANTS BANK (the "Company") and THE MERCHANTS TRUST COMPANY (the "Trustee").

                                 Background
                                 ----------

      1. The Company has entered into a nonqualified deferred compensation Plan with Kathryn T. Boardman, Thomas R. Havers and Susan D. Struble (the "Agreement; capitalized terms used in this Trust Agreement that are not otherwise defined herein have the meanings and definitions set forth in the Agreement).

      2. The Company has incurred liability under the terms of such Agreement with respect to the Participants.

      3. The Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as is specified and provided for in the Agreement.

      4. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

      5. It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds and resources to assist it in the meeting of its liabilities under the Agreement.

                        N O W ,  T H E R E F O R E ,

      The parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.  Establishment Of Trust.

      (a) The Company hereby deposits with the Trustee in trust $160,862, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

      (b)  The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participants and general creditors, as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

      Section 2.  Payments to Participants and Their Beneficiaries.

      (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

      (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Agreement shall be determined by the Company or such party as it shall designate under the Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Agreement.

      (c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Agreement. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

      Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When The Company Is Insolvent.

      (a) The Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if: (i) the Company is unable to pay its debts as they become due; (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code; or (iii) the Company is determined to be insolvent by the federal and/or state regulatory agencies having authority over the Company and its operations.

      (b)  At all times during the continuance of this Trust, as provided in
           Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

           (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

           (ii) Unless the Trustee has actual knowledge of Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

           (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Agreement or otherwise.

           (iv) The Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with
                  Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
           Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

      Section 4. Payments to the Company. Except as provided in Section 3 hereof, or on account of the Company's direct payments pursuant to Section 2(c), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Agreement.

      Section 5. Investment Authority. The Trustee shall invest the amount deposited with it pursuant to Section 1(a) initially in shares of Merchants Bancshares, Inc. stock except to the extent otherwise instructed by the Company. Following such initial investment, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or its affiliates and may dispose of the amount of the initial investment in Merchants Bancshares, Inc. stock and take such other actions with respect to the Trust assets as directed by the Company, or, in the absence of such direction, as the Trustee, in its sole discretion, determines to be appropriate. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by, or rest with, the Participants, except that voting rights with respect to Trust assets will be exercised by the Company. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

      Section 6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

      Section 7. Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

      Section 8.  Responsibility of the Trustee.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Agreement or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

      (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

      (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

      (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      Section 9. Compensation and Expenses of the Trustee. The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

      Section 10.  Resignation and Removal of the Trustee.

      (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

      (b) The Trustee may be removed by the Company on thirty (30) days' notice or upon shorter notice accepted by the Trustee.

      (c) If the Trustee resigns or is removed within five (5) years of a Change of Control, as defined in Section 13(d), the Trustee shall select a successor trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

      (d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

      (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10(a) or 10(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      Section 11.  Appointment of Successor.

      (a) Except as provided in Section 11(b), if the Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

      (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and is to select a successor trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

      (c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

      Section 12.  Amendment or Termination.

      (a) Notwithstanding Section 1(b) hereof, the Trustee and the Company, acting jointly or solely, shall have the power to amend the Trust in any manner required for the sole purpose of insuring that the Trust qualifies and continues to qualify as a "rabbi trust" for purposes of Revenue Procedure 92-64, any successor provisions thereto or any other similar or successor provisions of the Internal Revenue Code of 1986, as amended.

      (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

      Section 13.  Miscellaneous.

      (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to the Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Vermont.

      (d) For purposes of this Trust, "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization-merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of Company's assets.

      Section 14. Effective Date. The effective date of this Trust Agreement shall be December 20, 1995.


THE MERCHANTS BANK                     THE MERCHANTS TRUST COMPANY


By: /s/ Joseph L. Boutin               By: /s/ Rebecca P. Arnold
------------------------------         -------------------------------
    Duly Authorized                        Duly Authorized